UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

March 11, 2019

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-10853

North Carolina	56-0939887
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

As previously announced, on February 7, 2019, BB&T Corporation (the “Company”) and SunTrust Banks, Inc. (“SunTrust”) entered into an agreement and plan of merger, pursuant to which SunTrust will merge with and into BB&T, with BB&T as the surviving entity in the merger, as described in the Current Report on Form 8-K filed by the Company on February 13, 2019. The merger is expected to close late in the third or fourth quarter of 2019, subject to satisfaction of closing conditions, including receipt of customary regulatory approvals and approval by the shareholders of each company.

This Current Report on Form 8-K is being filed to provide the historical audited consolidated balance sheets of SunTrust as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, the related notes thereto and the Report of Ernst & Young LLP, independent registered public accounting firm, dated February 22, 2019, which are attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company is filing the historical audited consolidated financial statements of SunTrust to incorporate by reference such information into one or more registration statements filed or to be filed by the Company.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description	Location

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith

99.1	Historical audited consolidated balance sheets of SunTrust as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, the related notes thereto and the Report of Ernst & Young LLP, independent registered public accounting firm, dated February 22, 2019.	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller (Principal Accounting Officer)

Date: March 11, 2019